UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 29, 2006

Digital Recorders, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-13408	56-1362926
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

5949 Sherry Lane, Suite 1050, Dallas, Texas	75225
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(214) 378-8992
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement
     On March 16, 2006, the Company entered into a $6 million credit facility with Laurus Master Fund, Ltd. (“Laurus”) evidenced by a Secured Non-Convertible Revolving Note (the “Revolving Note”). In connection with the Revolving Note, we issued Laurus a warrant to acquire 550,000 shares of our common stock (the “Revolving Note Warrant”). On April 28, 2006, we issued a $1.6 million promissory note to Laurus in the original principal amount of $1.6 million (the “Term Note”). In connection with the Term Note, we issued Laurus a warrant to acquire 80,000 shares of our common stock (the “Term Note Warrant” and collectively with the Revolving Note Warrant, the “Warrants”).
     Pursuant to a written agreement we executed with Laurus on December 29, 2006, Laurus agreed to certain amendments to the Revolving Note, the Term Note, and the Warrants in exchange for our issuance of 225,000 shares of our common stock and payment of a servicing fee to Laurus in the amount of $18,000. Specifically the following modifications were agreed to (the “Laurus Modifications”):
•	The Maturity Date of the Revolving Note was extended from March 15, 2008 until June 30, 2008;

•	The $160,000 fee that was due and payable on the maturity date of the Term Note will be eliminated;

•	We will have the option to extend up to $500,000 of the principal under the Term Note until April 30, 2008;

•	Section 10 under each of the Warrants was amended so that the limitation on the amount of our common stock Laurus is permitted to hold has been increased from 4.99% to 9.99%; and

•	Laurus has agreed to hold our common stock for a twelve month period, and thereafter to limit sales of our common stock to no more than 25% of the trailing monthly dollar volume.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The Laurus Modifications amended the Term Note and the Revolving Note, as set forth in more detail in “Item 1.01 — Entry into a Material Definitive Agreement” above.
ITEM 3.02. Unregistered Sales of Equity Securities
     In consideration for the Laurus Modifications, we agreed to issue to Laurus 225,000 shares of our common stock, subject to Laurus’ agreement to not sell any of our common stock for a period of twelve months, after which Laurus agreed to limit its sales to no more than 25% of the trailing monthly dollar volume of our common stock. The shares were issued in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.
Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.
Date: January 8, 2007	By:	/s/ Kathleen Brown Oher, CPA
Kathleen Brown Oher, CPA
Vice President, Chief Financial Officer Treasurer and Secretary